Exhibit 99.1

Kulicke & Soffa Redeems its 5.25% Convertible Subordinated Notes

Willow Grove, PA — August 19, 2004 — Kulicke and Soffa Industries, Inc. (Nasdaq: KLIC) today announced that it has completed the redemption of all of its outstanding 5.25% Convertible Subordinated Notes due 2006 (the “Notes”). The redemption price was equal to 102.100% of the principal amount of the Notes outstanding, plus interest accrued to, but excluding, the date of redemption. The Company used approximately $55.1 million to redeem the Notes, which was funded from the net proceeds of the Company’s recent private placement to qualified investors of its 1% Convertible Subordinated Notes due 2010 and from the Company’s cash reserves. The expense associated with the redemption of the 5.25% Notes was $0.8 million in the quarter ending September 30, 2004.

The Company has significantly reduced its annual interest expense as a result of redeeming all of its outstanding 4.75% convertible subordinated notes earlier this year and, today, redeeming all of its remaining 5.25% convertible subordinated notes. Total interest expense and amortization cost for the Company in fiscal 2003 was $17.4 million. The Company expects total interest expense and amortization cost to decline to $10.5 million for fiscal 2004 and $3.1 million for fiscal 2005.

About Kulicke & Soffa

Kulicke & Soffa (Nasdaq: KLIC) is the world’s leading supplier of semiconductor wire bonding assembly equipment. K&S is the only major supplier to the semiconductor assembly industry that provides customers with semiconductor wire bonding equipment along with the complementing packaging materials and test interconnect products that actually contact the surface of the customer’s semiconductor devices. The ability to control all of these assembly related products is unique to Kulicke & Soffa, and allows us to develop system solutions to the new technology challenges inherent in assembling and packaging next-generation semiconductor devices. Test interconnect products include a variety of wafer probe cards, ATE interface assemblies, and ATE boards for wafer testing, as well as test sockets for all types of packaged semiconductor devices. Kulicke & Soffa’s web site address is http://www.kns.com.

For further information, please contact Michael Sheaffer of Kulicke & Soffa Industries, Inc., +1-215-784-6411, or msheaffer@kns.com.

Caution Concerning Forward Looking Statements

In addition to historical statements, this press release contains statements relating to future events and our future results. These statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our judgments and future expectations concerning our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to, those listed or discussed in Kulicke & Soffa Industries’ 2003 Annual Report on Form 10-K and our other filings with the SEC, and the risk of failure to successfully manage our operations; the risk that anticipated orders may not materialize or that orders received may be postponed or canceled, generally without charges; the risk that anticipated cost savings will not be achieved; the volatility in the demand for semiconductors and our products and services; acts of terrorism and violence; overall global economic conditions; risks, such as changes in trade regulations, currency fluctuations, political instability and war, associated with a substantial foreign customer and supplier base and substantial foreign manufacturing operations; potential instability in foreign capital markets; and other key factors that could adversely affect our businesses and financial performance contained in past and future filings and reports, including those with the SEC. Kulicke & Soffa Industries is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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